CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 30, 1996, included in Financial Federal Corporation's Annual Report on Form 10-K for the year ended July 31, 1996, and to all references to our firm included in this registration statement.




                                 /s/ Eisner & Lubin LLP
                                 CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
July 30, 1997